For Immediate Release

Communications Systems, Inc. Announces Agreement to Merge with Pineapple Energy, LLC

—CSI to Refocus on Residential Solar and Battery Storage Market—

—Concurrently to Acquire Hawaii Energy Connection and E-GEAR—

—Intends to Build a Leading National Residential Solar Energy Service Provider—

—CSI to Monetize Assets and Distribute Cash to Existing Shareholders—

—CSI Will Fully Support Current Business Lines Pending Divestiture—

Minnetonka, MN – March 2, 2021 -- Communications Systems, Inc. (NASDAQ: JCS) (“CSI” or the “Company”), an IoT intelligent edge products and services company, today announced that it entered into a definitive merger agreement with privately held Pineapple Energy, LLC (“Pineapple”), a growing U.S. operator and consolidator of residential solar, battery storage, and grid services solutions. Upon closing, CSI will commence doing business as Pineapple Energy, with a business model focused on the rapidly growing home solar industry. The Company expects shares of the combined company to continue to trade on the Nasdaq Capital Market under the new ticker symbol “PEGY.” The definitive merger agreement and transaction have been approved by CSI’s Board of Directors and are subject to approval by CSI’s shareholders. The transaction is expected to close in the second quarter of 2021.

A conference call to discuss the proposed merger is scheduled for today, March 2, 2021 at 11:00 a.m. ET (8:00 a.m. PT). Instructions for participating on the conference call are below.

Members of both CSI’s and Pineapple’s management teams will assume leadership roles in the combined company. Roger H.D. Lacey, Executive Chairman of CSI, and Mark Fandrich, CSI’s Chief Financial Officer, are expected to remain in these same roles. Pineapple’s Chief Executive Officer Kyle Udseth, an industry veteran who previously served as an executive at leading residential solar energy providers Sunnova and Sunrun, will assume the Chief Executive Officer position of the combined company. The Company expects to remain in its current headquarters near Minneapolis, Minnesota.

Mr. Lacey commented, “Over the last three years, CSI’s Special Committee oversaw a series of initiatives designed to drive shareholder value. In 2020, we completed a reorganization of our business. While pleased with our progress, we have concluded that our two current operating segments would provide more substantial long-term growth opportunities to organizations that can unlock additional synergies, expand into adjacent markets, add scale, and broaden their existing product lines. We are committed to finding new owners for these businesses that can continue their long tradition of quality products and services, but remain committed to supporting these businesses and their current operations and customers during this process. Meanwhile, by re-inventing CSI through this proposed merger, we will set the stage to become a fast-growing and profitable company, with a focus on delivering immediate value to our shareholders while retaining an opportunity for long-term appreciation.”

Founded in November 2020 by private equity firm Northern Pacific Group and seasoned industry executives, Pineapple provides solar, battery storage and other energy services to homeowners. Through its unique “battery-first” business model, Pineapple will offer compelling residential solar power systems, with longer-term plans to aggregate its customer fleet into regional virtual power plants.

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Commenting on Pineapple’s vision for the future of energy, Mr. Udseth said, “We see the energy system of tomorrow as a decentralized network grown from the grass roots of individual homeowners and their solar-plus-battery systems. Our vision is for Pineapple to become a champion for homeowners in this energy transition by delivering the best customer experience in a consultative manner. We will offer the full range of financing options and a broad selection of hardware from leading manufacturers, all with the purpose of empowering homeowners and giving them choice. We want to always stay aligned with our customers’ interests, including as we share future grid-services revenues.”

Pineapple recently signed definitive agreements to acquire Hawaii Energy Connection (“HEC”) and E-GEAR, both Hawaii-based sustainable energy solution providers. These follow on Pineapple’s acquisitions of Horizon Solar Power and certain assets of Sungevity in December 2020. In particular, HEC is among the leading solar, battery storage, and distributed energy resource (“DER”) management companies in the nation's most advanced alternative energy market. These pending acquisitions are expected to close simultaneously with the closing of the CSI-Pineapple merger. The combined company’s post-merger strategy is to consolidate other leading regional players, with several acquisition targets already in the due diligence phase.

Commenting on the two pending Pineapple acquisitions, Mr. Udseth noted, “The anticipated addition of HEC and E-GEAR to the Pineapple family will solidify our foundation and expand our geographic footprint. We intend to leverage HEC's experience in storage design, installation and support, as well as E-GEAR’s proprietary distributed aggregation, control and grid service technology. These advantages will enhance our product offering through the mainland US, including in underpenetrated markets such as Florida and Texas.”

Scott Honour, Managing Partner of Northern Pacific Group, added, “We formed Pineapple in order to meet the growing demand for green home energy services by offering customers high-quality solutions in a transparent manner. We are very enthusiastic about the merger of Pineapple with CSI. This transaction will pave the way for the combined company to effectively raise capital and use stock as a currency to acquire other leading regional solar, storage and energy services companies.”

Mr. Lacey concluded, “The re-invented company will be well positioned to grow organically and via targeted acquisitions. The energy transition in the U.S. is well underway but still in the early stages, as solar paired with battery storage should continue to drive down the cost of electricity and increase the resiliency of power grids nationwide. The recent grid emergency in Texas underscores the urgent need for more distributed, secure power sources for homeowners. Our new company intends to capitalize on growing demand for solutions that provide home energy security, supported by federal and local government policies related to tax credits, trade tariffs, decarbonization targets, and research and development spending.”

Cash Dividends; Contingent Value Rights; Continuing Ownership for CSI’s Shareholders

In conjunction with the merger, CSI intends to divest substantially all its current operating and non-operating assets, including its Electronics & Software business, its Services & Support business, real estate holdings, and cash, cash equivalents, and investments. CSI is in discussions and negotiations with potential acquirers of its business segments and real estate holdings. CSI expects the sale proceeds from any pre-merger divestitures to be distributed in the form of a cash dividend to existing CSI shareholders prior to the effective date of the merger. In addition to any proceeds from pre-merger divestitures, CSI

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expects to distribute to the pre-merger shareholders a cash dividend of at least $1.00 per share prior to the closing of the merger. The Company also intends to make additional cash dividends from cash, cash equivalents, and investments and proceeds from the sale of legacy CSI assets and businesses sold after the merger through the CVRs, as described below.

Under terms of the merger agreement, each CSI shareholder as of the merger record date, will receive Contingent Value Rights (“CVRs”) that reflect the right to receive that shareholder’s percentage of the net proceeds from the sale of legacy CSI businesses and assets, after the closing. The Company currently expects that these CVRs will be nontransferable. As of September 30, 2020, CSI’s net book value was $47.2 million, it had cash, cash equivalents, and investments of $21.0 million and had working capital of $28.5 million.

Additionally, current CSI shareholders will retain shares in the combined company, initially holding approximately 37% of total shares outstanding. This ownership is expected to decrease over time due to earnouts to Pineapple shareholders and capital to be raised through potential future equity offerings, as described below.

Other information about the Merger and Related Transaction

•	The transaction is structured as a statutory reverse triangular merger under Delaware law under which a new CSI subsidiary will be merged with and into Pineapple. Pineapple will survive the merger and become a wholly-owned subsidiary of CSI.
•	CSI directors and executive officers have entered into voting agreements under which they agreed to vote their shares in favor of the merger.
•	The Members of Pineapple will receive base consideration of 15.6 million shares of CSI common stock. The base consideration will be increased for any outstanding convertible notes issued by Pineapple in a pre-closing financing, which will convert into additional shares of CSI common stock at a rate of $2.00 per share and be decreased for any outstanding indebtedness of Pineapple in excess of $22.5 million, which will reduce the base consideration at a rate of $2.00 per share;
•	In addition to the base consideration, Members of Pineapple may receive additional shares pursuant to an earnout. Additional shares of common stock will be issued to Members of Pineapple upon the occurrence of the following milestones:
•	If Pineapple discharges its Permitted Indebtedness of $22.5 million within three months of closing, then the Members of Pineapple will be entitled to an additional 3.0 million shares.
•	If, within two years of closing, the CSI common stock achieves a 30-day VWAP (volume weighted average price) of at least $6.00 per share, the Members of Pineapple will be entitled to receive up to 4.0 million shares of common stock (to be increased to 5.0 million if CSI consummates the “Dispositions,” (as defined below) by the 18-month anniversary of the closing).
•	If, within two years of closing, the CSI common stock achieves a 30-day VWAP of at least $8.00 per share, the Members of Pineapple will be entitled to receive up to an additional 4.0 million shares of common stock (to be increased to 5.0 million if CSI consummates the “Dispositions” by the 18-month anniversary of the closing).
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•	The Board of Directors of CSI will recommend approval of the merger agreement to its shareholders and intends to ask its shareholders to approve:
•	the transactions (including the merger agreement, the CVR agreement, and issuance of CSI stock consideration),
•	the amendment of CSI’s articles of incorporation to increase the authorized shares and make certain additional changes regarding future shareholder approval requirements;
•	the adoption of a new equity incentive plan and,
•	if applicable, the issuance of any new shares in connection with any Private Investment in Public Entity (“PIPE”) or other equity offering transaction.
•	Prior to closing, CSI may pursue dispositions of legacy assets (“Dispositions’’) and declare a cash dividend to its shareholders. CSI will continue to support existing business lines as it pursues new partners or owners for these businesses. To the extent not sold prior to closing, following the closing, CSI will use commercially reasonable efforts to complete the Dispositions of the Company’s legacy assets as soon as reasonably practicable (and, in any event, within 18 months of the closing).
•	Prior to closing, CSI and Pineapple will cooperate in connection with a potential private equity transaction that would result in the issuance of additional shares of CSI common stock at the closing of the merger.

The merger agreement also contains indemnification provisions, has termination provisions, and under certain circumstances, requires the payment of a termination fee.

Any statement about the merger agreement and the transactions in this press release is a summary and subject to the terms of the merger agreement, which will be filed as an exhibit to a filing with the Securities and Exchange Commission (“SEC”), and to other SEC filings. See “Important Information and Where to Find It,” set forth below.

Financing Growth

In conjunction with the merger, CSI and Pineapple Energy are exploring equity financing through a private placement that would close in connection with the closing of merger, with proceeds to be used by the combined company to finance additional acquisitions and working capital needs of the combined company. In addition, Pineapple is exploring equity financing that would lower the amount of debt associated with its past and pending acquisitions. Any equity issued by the combined company after closing of the merger would increase the number of post-merger shares outstanding and decrease the percentage ownership of continuing CSI shareholders.

Important Information and Where to Find It

A full description of the terms of the transaction will be provided in a proxy statement for the shareholders of Communications Systems, Inc. (the “Proxy Statement”) to be filed with the SEC. CSI urges investors, shareholders and other interested persons to read, when available, the preliminary proxy statement as well as other documents filed with the SEC because these documents will contain important information about CSI, Pineapple, and the proposed transaction. The definitive proxy

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statement will be mailed to CSI shareholders as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain a copy of the definitive proxy statement (when available), without charge, by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Conference Call Information

A conference call is scheduled for today, March 2, 2021 at 11:00 a.m. ET (8:00 a.m. PT). CSI’s and Pineapple’s management will comment on the merger agreement and business strategy. Interested parties may participate in the call by dialing 877-445-9755; please dial in 10 minutes before the scheduled starting time and ask for the Communications Systems call.

The conference call will also be webcast live via https://78449.themediaframe.com/dataconf/productusers/csi/mediaframe/43929/indexl.html or the Company’s Investor Resources page https://www.commsystems.com/investor-resources. To listen to the live webcast, go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

Website Information

CSI routinely posts important information for investors on its website, www.commsystems.com, in the “Investor Resources” section. CSI uses this website as a means of disclosing material information in compliance with its disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the “Investor Resources” section of CSI’s website, in addition to following its press releases, SEC filings, future public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, CSI’s website is not incorporated by reference into, and is not a part of, this document.

About Communications Systems, Inc.

Communications Systems, Inc., an IoT intelligent edge products and services company, provides network infrastructure and services for global deployments of enterprise and industrial networks. CSI operates under its Electronics & Software and Services & Support operating segments. Its Electronics & Software segment provides smart, flexible solutions at network edge, by giving customers the ability to easily provision and proactively manage their networks with actionable insights about their edge devices and connected end points, thereby minimizing the administrative burden of the operator. Its Services & Support segment provides fully managed services for all aspects of design, deployment, support, and maintenance of customer networks. With partners and customers in over 50 countries, CSI has built a reputation as a reliable global innovator focusing on quality and customer service. For more information visit: commsysinc.com.

About Pineapple Energy LLC

Pineapple Energy was founded to acquire and grow leading local and regional solar, storage, and energy services companies nationwide. Pineapple’s vision is to power the energy transition through grass-roots

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growth of solar electricity paired with battery storage on consumers' homes. Pineapple puts the customer at the heart of everything it does, building long-term relationships to create and share in recurring revenue from the electric grid of the future. Pineapple's cornerstone acquisitions of certain assets of Sungevity and Horizon Solar Power in December 2020 brought an installed customer base of 44,000+ solar customers across 12 states.

Advisors

Northland Capital Markets serves as financial advisor to CSI in connection with the transaction and JMP Securities serves at financial advisor to Pineapple Energy. Ballad Spahr LLP is acting as legal counsel to CSI and Faegre Drinker Biddle & Reath LLP is acting as legal counsel to Pineapple Energy.

Participants in the Solicitation

Communications Systems, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with the proposed transaction. Information about the directors and executive officers of CSI is set forth in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, its 2020 Proxy Statement and its Current Report on Form 8-K dated December 1, 2020, which were filed with the SEC on March 17, 2020, April 29, 2020 and December 1, 2020, respectively, and will be set forth in its Proxy Statement, which will be filed with the SEC when it becomes available. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Non-Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this document will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business, as well as the business of Pineapple Energy. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that the Company’s financial results in any period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition these factors, there are a number of specific factors related to this transaction, including:

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•	The Company’s ability to obtain shareholder approval for the merger agreement and related transactions;
•	The ability of Pineapple to successfully close its Hawaii Energy Connection (HEC) and E-GEAR acquisitions and integrate these businesses into its operations;
•	The ability of the combined company to successfully maintain a Nasdaq Capital Market listing;
•	The ability of the combined company to successfully access the capital markets, identify and acquire appropriate acquisition targets and successfully integrate these companies into its operations;
•	The Company’s ability to successfully sell its existing operating business assets and its real estate assets and distribute these proceeds to its existing shareholder base.
•	conditions to the closing of the merger may not be satisfied or the merger may involve unexpected costs, liabilities or delays;
•	the occurrence of any other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the merger agreement;
•	risks that the merger disrupts current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the merger;
•	the outcome of any legal proceedings related to the merger;
•	CSI or Pineapple Energy may be adversely affected by other economic, business, or competitive factors.

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Contacts:

For Communications Systems, Inc.

Anita Kumar

Chief Executive Officer

+1 (952) 996-1674

Roger H. D. Lacey

Executive Chair

+1 (952) 996-1674

Mark D. Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@commsysinc.com

The Equity Group Inc.

Lena Cati

Vice President

+1 (212) 836-9611

lcati@equityny.com

Devin Sullivan

Senior Vice President

+1 (212) 836-9608

dsullivan@equityny.com

For Pineapple Energy LLC

Kyle Udseth

Chief Executive Officer

+1 (952) 582-6460

kyle@pineappleenergy.com

The Blueshirt Group

Gary Dvorchak, CFA

Managing Director

+1 (323) 240-5796

gary@blueshirtgroup.com

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